As filed with the Securities and Exchange Commission on July 25, 2006

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WACCAMAW BANKSHARES, INC.

(Exact name of registrant as specified in charter)

North Carolina	6022	52-2329563
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

110 North J.K. Powell Boulevard Whiteville, North Carolina 28472 (910) 641-0044	James G. Graham President and Chief Executive Officer Waccamaw Bankshares, Inc. 110 North J.K. Powell Boulevard Whiteville, North Carolina 28472 (910) 641-0044
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Todd H. Eveson, Esq.

Gaeta & Eveson, P.A.

8305 Falls of Neuse Road, Suite 203

Raleigh, NC 27615

(919) 845-2558

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    Registration No. 333-135556

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (2)
Units consisting of one share of common stock and one warrant to purchase one share of common stock, no par value(1)	31,196	$17.00	$530,332	$56.75
Rights to Purchase Common Stock(3)	31,196	N/A	N/A	N/A

(1)	These units are to be registered for issuance to shareholders of record as of July 12, 2006 who choose to exercise their right to subscribe for one unit for each seven shares of common stock then owned by the shareholder.
(2)	The Registrant previously registered 625,000 units consisting of one share of common stock and one warrant to purchase one share of common stock, no par value pursuant to a Registration Statement on Form S-1 (Registration Number 333-135556), for which a filing fee of $1,109 was paid upon filing.
(3)	Rights to purchase one unit for every seven shares of common stock owned, granted to shareholders of record on July 12, 2006.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering by the Registrant contemplated by the Registration Statement on Form S-1, Registration No. 333-135556, originally filed with the Securities and Exchange Commission on June 30, 2006 (including exhibits thereto), as amended by Amendment No. 1, filed July 21, 2006 (including exhibits thereto) and Amendment No. 2, filed July 24, 2006 (including exhibits thereto) and declared effective on July 25, 2006 (collectively, the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. In accordance with Rule 462(b), the contents of the Prior Registration Statement are incorporated by reference herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS.

The following exhibits are filed with this Registration Statement:

Exhibit Number	Description
5.1	Opinion of Gaeta & Eveson, P.A. regarding the legality of the securities being registered (filed herewith)
23.1	Consent of Larrowe & Company, P.L.C. (filed herewith)
23.2	Consent of Gaeta & Eveson, P.A. (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney*

*	Incorporated by reference to Exhibit 24.1 of the Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on June 30, 2006 (Registration No. 333-135556).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whiteville, State of North Carolina, on July 25, 2006.

WACCAMAW BANKSHARES, INC.

By:	/s/ JAMES G. GRAHAM
James G. Graham
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

/s/ JAMES G. GRAHAM
James G. Graham Director, President and Chief Executive Officer

/s/ DAVID A. GODWIN
David A. Godwin Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

M.B. “Bo” Biggs Director

Dr. Maudie M. Davis Director

/s/ E. AUTRY DAWSY, SR.*
E. Autry Dawsy, Sr. Director

C. Monroe Enzor, III Director

/s/ JAMES E. HILL, JR.*
James E. Hill, Jr. Director

/s/ ALAN W. THOMPSON*
Alan W. Thompson Director

/s/ R. DALE WARD*
R. Dale Ward Director

J. Densil Worthington Director

*	/s/ JAMES G. GRAHAM
By James G. Graham Attorney-in-Fact

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